EXHIBIT 21
                                                                 ----------


                            TECH DATA CORPORATION
                        SUBSIDIARIES OF THE REGISTRANT



                                                              State or other
       Name of                      Percentage                Jurisdiction of
     Subsidiary                       Owned                   Incorporation
-----------------------              ----------              ----------------

Tech Data Brasil, Ltda.                100%                   Brazil

Tech Data Canada Inc.                  100%                   Ontario, Canada

Tech Data Education, Inc.              100%                   Florida

Tech Data Finance, Inc.                100%                   California

Tech Data France, SNC                  100%                   France

Tech Data Latin America, Inc.          100%                   Florida

Tech Data Pacific, Inc.                100%                   Florida

Tech Data Product Management, Inc.     100%                   California

Macrotron AG                            90%                   Germany